Exhibit 99.2

Investor Contact:	Media Contact:
Robert LaFleur	Lauren George
407-613-3327	407-613-8431
Robert.Lafleur@hgv.com	Lauren.George@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Announces Increase in Stock Repurchase Program

ORLANDO, Fla. (May 1, 2019) – Hilton Grand Vacations Inc. (NYSE: HGV) announces the board’s approval for the repurchase of an additional $200 million shares under the company’s Share Repurchase Program announced in November 2018, bringing the total funds allocated to the repurchase program to $400 million.

“In the first quarter of 2019, we completed the initial $200 million authorization of our stock repurchase program, demonstrating our ongoing focus on delivering shareholder value while maintaining the financial flexibility to continue making the necessary investments in our business,” says Mark Wang, president and CEO of Hilton Grand Vacations. “Today’s $200 million follow-on authorization is indicative of our balance sheet strength and also reinforces our capital allocation strategy as detailed at our year-end 2018 investor day.”

The timing and amounts of any repurchases under the repurchase program will depend on certain factors, including, but not limited to market conditions and prices; available funds; and alternative uses of capital. The repurchase program may be carried out through open-market purchases, block trades or other transactions. Hilton Grand Vacations expects to fund the repurchase program through a combination of cash on hand, operating cash flow, receivables funding and bank facilities.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by such words as: “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or other comparable words.  Actual results could differ materially from those contemplated by such forward-looking statements because of factors such as: inherent risks of the timeshare industry; economic conditions that affect the purchasing and vacationing decisions of consumers; competition; the termination of material fee-for-service agreements; the ability of the Company to manage risks associated with our international activities, including laws and regulations affecting our international operations, the effects of foreign currency exchange, and potential liability under anti-corruption laws; strategic alliances that may not result in expected benefits and that may have an adverse effect on our business; our dependence on development activities to secure inventory; cyber-attacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position; disclosure of personal data that could cause liability and harm to our reputation; abuse of our advertising or social platforms that may harm our reputation or user engagement; outages, data losses, and disruptions of our online services; claims against us that may result in adverse outcomes in legal disputes; risks associated with our debt instruments, including variable interest rates, operating and financial restrictions, and our ability to borrow additional money or service our indebtedness; the continued service and availability of key executives and employees; and catastrophic events or geo-political conditions that may disrupt our business. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

Accordingly, you should not place undue reliance on any such forward-looking statements. For more information about such risks and uncertainties, as well as other potential factors that could cause our business and financial results to differ materially from those contemplated by such forward-looking statements, please refer to our SEC filings, including our most recent annual report on Form 10-K. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE: HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 310,000 club members. For more information, visit http://www.hgv.com and www.hiltongrandvacations.com.